EXHIBIT 1.3

No sale, offer to sell or transfer of the securities represented by this certificate or any interest therein shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such transaction is then in effect, or the issuer has received an opinion of counsel satisfactory to it that such transfer does not require registration under that Act.

           This Warrant will be void after 3:00 p.m.
               New York time on __________ ,2005.

                     UNIT PURCHASE WARRANT

To Subscribe for and Purchase Units and Additional Warrants of
                   EXHAUST TECHNOLOGIES, INC.

(Transferability Restricted as Provided in Paragraph 2 Below)

     THIS CERTIFIES THAT, for value received, CASTLE SECURITIES CORP., (the "Underwriter") or registered assigns, is entitled to subscribe for and purchase from EXHAUST TECHNOLOGIES, INC., incorporated under the laws of the State of Washington, (the "Company") up to __________fully paid and non-assessable Units consisting of ___________ fully paid and non-assessable Common Stock of the Company and ___________ fully paid non-assessable __________ (____) month Public Warrants of the Company, as hereinafter defined, at the "Warrant Prices" and during the period hereinafter set forth, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is one of an issue of the Company's Unit Purchase Warrants (herein called the "Warrants"), identical in all respects except as to the names of the holders thereof and the number of Units purchasable thereunder, representing on the original issue thereof rights to purchase up to __________ Units.

     1. As used herein:

          (a) "Common Stock" or Common Shares" shall initially refer to the Company's common stock, $.00001 par value, per share as more fully set forth in Section 5 hereof.

          (b)  The "Warrant Agreement" shall refer to the Warrant
Agreement dated as of __________, 2000 between American
Securities Transfer & Trust, Inc. and the Company.

          (c) "Public Warrants" shall refer to the Warrants included in the Units offered to the public by the Company through CASTLE SECURITIES CORP., pursuant to a Registration Statement cleared by the SEC on __________, 2000, and issued or to be issued pursuant to the Warrant Agreement.

          (d) "Underwriter's Public Warrants" shall mean the Public Warrants except that (i) the initial exercise date thereof shall be the date of exercise of the Underwriter's Warrant and the expiration thereof shall be the expiration date of the Public Warrants, (ii) the initial exercise price thereof shall be $11.55 per share during Exercise Period One and $14.85 During Exercise Period Two (as such exercise periods are set forth in the Underwriting Agreement defined below) and thereafter determined as hereinafter set forth, provided any change herein is consistent with the terms of the Warrant Agreement (iii) the Company may redeem such Underwriter's Public Warrants, (iv) no terms of the Underwriter's Public Warrants may be modified without the consent of the Underwriter and (v) the Common Shares subject to the Underwriter's Public Warrants shall initially be as set forth in the Warrant Agreement and thereafter determined as hereinafter set forth provided such terms are consistent with those within the Warrant Agreement.

          (e) "Units" shall consist of one fully paid and nonassessable Common Shares and one Underwriter's Public Warrant, and subject to adjustment pursuant to Section 4 hereof.

          (f) "Common Share" Price shall, subject to adjustment pursuant to Section 4 hereof, be $7.5735 in the case of each share included in the Units and shall be $8.415 at the time when the Underwriter's Public Warrants have expired pursuant to the terms of the Public Warrants. The Common Share price shall also, in the case of the Common Shares solely related to those issued or to be issued upon exercise of the Underwriter's Public Warrant be $11.55 if such Warrant is exercise during exercise period one and $14.85 if such Warrant is exercise during exercise period 2. In addition and solely for income tax purposes, Common Share Price shall be $7.5735 in the case of each share included in the Units and shall be $8.415 at the time when the Underwriter's Public Warrants have expired pursuant to the terms of the Public Warrants.

          (g) "Warrant Price" shall be $8.415 which is subject to adjustment pursuant to Section 4 hereof.

          (h)  "Underwriter" shall refer to CASTLE SECURITIES
CORP.

          (i) "Underwriting Agreement" shall refer to the Underwriting Agreement dated ___________, 2000 between the
Company and the Underwriter.

          (j) "Warrants" shall refer to Warrants to purchase an aggregate of up to __________ Units issued to the Underwriter or its designees by the Company pursuant to the Underwriting Agreement (including the Warrants represented by this Certificate), as such may be adjusted from time to time pursuant to the terms of Section 4 (and including any Warrants represented by any certificate issued from time to time in connection with the transfer, partial exercise, exchange of any Warrants or in connection with a lost, stolen, mutilated or destroyed Warrant certificate, if any, or to reflect an adjusted number of Units.

          (k) "Underlying Securities" shall refer to and include the Common Shares and Underwriter's Public Warrants issuable or issued upon exercise of the Warrants as well as any Common Shares issued upon exercise of the Underwriter's Public Warrants.

          (l) "Holders" shall mean the registered holder of such Warrants or any issued Underlying Securities.

     2. The purchase rights represented by this Warrant may be exercised by the holder hereof, in whole or in part at any time, and from time to time, during the period commencing on __________, 2001 (the "Commencement Date") until ___________,
2005 (the "Expiration Date"), by the presentation of this Warrant, with the purchase form attached duly executed, at the Company's office (or such office or agency of the Company as it may designate in writing to the Holder hereof by notice pursuant to Section 14 hereof), and upon payment by the Holder to the Company in cash, or by certified check or bank draft of the Warrant Price for such Units, except if exercise is made pursuant to Section 9 hereof, in which event Section 9 shall control. The Company agrees that the Holder hereof shall be deemed the record owner of such Underlying Securities as of the close of business on the date on which this Warrant shall have been presented and payment made for such Units as aforesaid. Certificates for the Underlying Securities so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding fifteen
(15) days, after the rights represented by this Warrant shall have been so exercised. If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Units which such Holder is entitled to purchase hereunder. Exercise in full of the rights represented by this Warrant shall not extinguish the rights granted under Section 9 hereof.

     Nothing herein shall permit the exercise of this Warrant for Units, Public Warrants or Shares prior to __________, 2001 unless the Public Warrant is called for redemption by the Company prior to the Commencement Date or the Commencement Date is subsequent to Period One of such Public Warrant. In either of such case, the Underwriter shall have the right to exercise its right to purchase the Units and to exercise its right to purchase the securities underlying the Public Warrants contained in such Units but shall not be permitted to dispose such securities until the Commencement Date and only if in compliance with the Securities Act of 19933, as amended.

     3. Subject to the provisions of Section 8 hereof, (i) this Warrant is exchangeable at the option of the Holder at the aforesaid office of the Company for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Units as are purchasable hereunder; and (ii) this Warrant may be divided or combined with other Warrants which carry the same rights, in either case, upon presentation hereof at the aforesaid office of the Company together with a written notice, signed by the Holder hereof, specifying the names and denominations in which new Warrants are to be issued, and the payment of any transfer tax due in connection therewith.

     4.   Subject and pursuant to the provisions of this Section
4, the Warrant Price and number of Units subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter in this Section 4.

          (a) (i) If the Company shall at any time subdivide its outstanding Common Shares by recapitalization, reclassification or split-up thereof, or other such issuance without additional consideration, the number of Common Shares included in the Units subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding Common Shares by recapitalization, reclassification or combination thereof, the number of Common Shares included in the Units subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment to the Warrant Price pursuant to Section 4(e) shall become effective at the close of business on the record date for such subdivision or combination. No adjustment to the number of shares issuable upon exercise of this Warrant shall be required if such adjustment provides the holders of this Warrant with disproportionate rights, privileges and economic benefits which are not provided to the public warrantholders.

               (ii) Upon any adjustment of the number of Common Shares included in the Units purchasable upon exercise of this Warrant pursuant to Section 4 hereof, the number of Common Shares subject to the Underwriter's Public Warrants in each Unit shall be adjusted to such number of Common Shares as is equal to such adjusted number of Common Shares in each Unit. If any adjustment is made to the number of Common Shares subject to the Underwriter's Public Warrants hereunder, no adjustment shall be made at the same time to such number of shares pursuant to the terms of the Warrant Agreement.

          (b) If the Company after the date hereof shall distribute to all of the holders of its Common Shares any securities or other assets (other than a distribution of Common Shares or a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors shall be required to make such equitable adjustment in the Warrant Price in effect immediately prior to the record date of such distribution as may be necessary to preserve to the Holder of this Warrant rights substantially proportionate to those enjoyed hereunder by such Holder immediately prior to the happening of such distribution. Any such adjustment made in good faith by the Board of Directors shall be final and binding upon the Holders and shall become effective as of the record date for such distribution.

          (c) In case of any reclassification of the outstanding Common Shares (other than a change covered by Section 4(a) (i) hereof or which solely affects the par value of such Common Shares) or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding Common Shares), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Warrant Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a Holder of the number of Common Shares of the Company obtainable upon the exercise of this Warrant and the Underwriter's Public Warrants immediately prior to such event; and if any reclassification also results in a change in Common Shares covered by Section 4(a) (i), then such adjustment shall be made pursuant to both this Section 4(c) and
Section 4(a) (i). The provisions of this Section 4(c) shall similarly apply to successive re-classifications, or capital reorganizations, mergers or consolidations, sales or other transfers.

          (d) No adjustment in the number of Common Shares included in the Units subject to this Warrant shall be required under this Section 4 hereof unless such adjustment would require an increase or decrease in such number of shares of at least 1% of the then adjusted number of Common Shares included in the Units issuable upon exercise of this Warrant, provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment; and provided further, however, that in case the Company shall at any time subdivide or combine the outstanding Common Shares or issue any additional Common Shares as a dividend, said percentage shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or dividend of Common Shares so as to appropriately reflect the same. If the Company shall make a record of the Holders of its Common Shares for the purpose of entitling them to receive any dividend or distribution and legally abandon its plan to pay or deliver such dividend or distribution then no adjustment in the number of Common Shares subject to the Warrant shall be required by reason of the making of such record.

          (e) Whenever the number of Common Shares included in the Units purchasable upon the exercise of this Warrant is adjusted, as provided in Section 4, the Warrant Price shall be adjusted (to the nearest one tenth of a cent by multiplying such Warrant price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Common Shares included in the Units purchasable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Common Shares included in the Units so purchasable immediately thereafter. The exercise price of the Underwriters Public Warrants shall be adjusted pursuant to the terms and conditions of the Warrant Agreement assuming an adjustment in the number of Common Shares subject to such Underwriters Public Warrants as provided for in Section 4(a)(ii).

          (f) (1) Upon occurrence of either (i) each event requiring an adjustment of the Warrant Price and of the number of Common Shares and Underwriter's Public Warrants obtainable upon exercise of this Warrant in accordance with, and as required by, the terms of this Section 4, or (ii) the simultaneous exercise of more than 50% of the Warrants, the Company shall forthwith employ a firm of certified public accountants (who may be the regular accountants for the Company) who shall compute the adjusted Warrant Price and the adjusted number of Common Shares and Underwriter's Public Warrants purchasable at such adjusted Warrant Price by reason of such event in accordance with the provisions of this Section 4. The Company shall mail forthwith to the Holder of this Warrant a copy of such computation which shall be conclusive and shall be binding upon such Holder unless contested by such Holder by written notice to the Company within thirty (30) days after receipt thereof by such Holder.

               (2) In case the Company after the date hereof shall propose (i) to pay any dividend payable in stock to the Holders of its Common Shares or to make any other distribution (other than cash dividends) to the Holders of its Common Shares rights to subscribe to or purchase any additional shares of any class or any other rights or options, or (ii) to effect any reclassification of Common Shares (other than a reclassification involving merely the subdivision or combination of outstanding Common Shares) or (iii) any capital reorganization or any consolidation or merger, or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company, then in each such case, the Company shall obtain the computation described in paragraph 4(f)(1) hereof and if an adjustment to the Warrant Price is required under this Section 4, the Company shall notify the registered Holder of this Warrant of such proposed action, which shall specify the record date for any such action or if no record date is established with respect thereto, the date on which such action shall occur or commence, or the date of participation therein by the Holders of Common Shares if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Warrant Price and the number, or kind, or class of shares or other securities or property obtainable upon exercise of this Warrant after giving affect to any adjustment which will be required as a result of such action. Such notice shall be given at least twenty (20) days prior to the record date for determining Holders of the Common Shares for purposes of any such action, and in the case of any action for which a record date is not established then such notice shall be mailed at least twenty (20) days prior to the taking of such proposed action.

               (3) Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, or any defect in any certificate or notice, pursuant to this
Section 4(f), shall not effect the legality or validity of the adjustment in the Warrant Price or in the number, or kind, or class or shares or other securities or property obtainable upon exercise of this Warrant or of any transaction giving rise thereto.

          (g) The Company shall not be required to issue fractional Common Shares or Underwriter's Public Warrants upon any exercise of this Warrant. As to any final fraction of a Common Share or Underwriter's Public Warrant which the Holder of this Warrant would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a share of such stock (or the market value of the Public Warrant), on the business day preceding the day of exercise. The Holder of this Warrant, by his acceptance hereof, expressly waives any right to receive any fractional shares of stock or fractional Underwriter's Public Warrant upon exercise of this Warrant.

          (h)  Irrespective of any adjustments pursuant to this
Section 4 in the Warrant Price or in the number, or kind, or class of shares or other securities or other property obtainable upon exercise of this Warrant, this Warrant may continue to express the Warrant Price and the number of Units obtainable upon exercise at the same price and number of Units as are stated herein.

          (i) Until this Warrant is exercised, the Underlying Securities, the Warrant Price and Common Share Price and warrant price of the Underwriters Public Warrants shall be determined exclusively pursuant to the provisions hereof, without regard to any of the terms of the Warrant Agreement except as otherwise specifically provided for in Section 4(e) hereof.

     5. For the purposes of this Warrant, the terms "Common Shares" or "Common Stock" shall mean (i) the class of stock designated as the common stock, $.0001 par value, of the Company on the date set forth on the first page hereof or (ii) any other class of stock resulting from successive changes or re-classifications of such Common Stock consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. If at any time, as a result of an adjustment made pursuant to Section 4, the securities or other property obtainable upon exercise of this Warrant shall include shares or other securities of the Company other than Common Shares or securities of another corporation or other property; thereafter, the number of such other shares or other securities or property so obtainable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 4 and all other provisions of this Warrant with respect to Common Shares shall apply on like terms to any such other shares or other securities or property. Subject to the foregoing, and unless the context requires otherwise, all references herein to Common Shares shall, in the event of an adjustment pursuant to Section 4, be deemed to refer also to any other securities or property then obtainable as a result of such adjustments.

     6.   The Company covenants and agrees that:

          (a) During the period within which the rights represented by the Warrant may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Warrant, such number of its Common Shares as shall be issuable upon the exercise of this Warrant and the Underwriter's Public Warrants and at its expense will obtain the listing thereof on all national securities exchanges on which the Common Shares or Public Warrants are then listed; and if at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Warrant and the Underwriter's Public Warrants included therein, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant.

          (b) All Common Shares which may be issued upon exercise of the rights represented by this Warrant or upon the exercise of the Underwriter's Public Warrant included herein will, upon issuance be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof; and,

          (c) All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Warrant or the Underwriter's Public Warrants shall be borne by the Company but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Warrants.

     7. Until exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company, except that the Holder of this Warrant shall be deemed to be a shareholder of this Company for the purpose of bringing suit on the ground that the issuance of shares of stock of the Company is improper under the Florida Corporation Law.

     8. This Warrant shall not be sold, transferred, assigned or hypothecated for a period of twelve (12) months from the effective date of the Company's public offering with respect to which this Warrant has been issued, except to officers or partners of the Underwriter, or the selected dealers who participated in such offering, or the officers or partners of such selected dealers. In no event shall this Warrant be sold, transferred, assigned or hypothecated except in conformity with the applicable provisions of the Securities Act of 1933, as then in force (the "Act"), or any similar Federal statute then in force, and all applicable "Blue Sky" laws.

     9. The holder of this Warrant, by acceptance hereof, agrees that, prior to the disposition of this Warrant or of any securities theretofore purchased upon the exercise hereof, under circumstances that might require registration of such securities or the filing of a post effective amendment under the Act, or any similar Federal statute then in force, such holder will give written notice to the Company expressing such holder's intention of effecting such disposition, and describing briefly such holder's intention as to the disposition to be made of this Warrant and/or the securities theretofore issued upon exercise hereof. The term registration as used in this paragraph 9 shall hereinafter refer to either the filing of a registration statement or the filing of a post effective amendment, whichever is applicable. Promptly upon receiving such notice, the Company shall present copies thereof to its counsel and to Stephen W. Wilk, Esq., 1600 Stewart Avenue, Westbury, New York, and Robert
C. Beers, P.C., 3 Linden Street, Selden, New York 11784 and the provisions of the following subdivisions shall apply:

          (a) If, in the opinion of both such counsel, the proposed disposition does not require registration under the Act or qualification pursuant to Regulation A promulgated under the Act, or any similar Federal statute then in force, of this Warrant and/or the securities issuable or issued upon the exercise of this Warrant, the Company shall, as promptly as practicable, notify the holder hereof of such opinion, whereupon such holder shall be entitled to dispose of this Warrant and/or such securities theretofore issued upon the exercise hereof, all in accordance with the terms of the notice delivered by such holder to the Company.

          (b) If, in the opinion of either such counsel, such proposed disposition requires such registration or qualification under the Act, or similar Federal statute then in effect, of this Warrant and/or the securities issuable or issued upon the exercise of this Warrant, the Company shall promptly give written notice to all then holders of the Warrants, at the respective addresses thereof shown on the books of the Company, of a proposed registration or qualification under the Act, or any similar Federal statute then in force, and the Company shall, as expeditiously as possible, use its best efforts to effect such registration or qualification under the Act or similar statute, at the sole expense of the Company, on one occasion only, for a period not to exceed five (5) years from the effective date of the Company's public offering, of (i) the Warrants and/or the securities issuable or issued upon the exercise of this Warrant, and (ii) all such Warrants and/or securities of the Company issuable or issued upon the exercise of Warrants, the holders of which shall have made written requests to the Company for the registration or qualification thereof within thirty (30) days after the giving of such written notice by the Company, all to the extent requisite to permit the sale of the Warrants and/or the securities referred to in the foregoing clauses (i)and (ii), upon the terms of offering supplied in writing to the Company by the holders thereof, and upon the effectiveness of such registration or qualification. The Company shall not be required to effect more than one such registration or qualification pursuant to the foregoing provisions nor shall it be required to effect such registration or qualification unless requested by the holders of at least a majority of the Underwriter's Warrants and/or the holders of the underlying securities together with the consent of the Underwriter or its specific authorized designee. In the event the underlying securities are to be registered, the Underwriter and/or the holders of the Warrants upon exercise thereof shall pay the exercise price to the transfer agent of record, which agent shall not release said funds to the issuer until such time as the underlying securities have been delivered to the Underwriter and/or holders thereof. The Underwriter and/or holders of the Warrants shall not be required to exercise such Warrants prior to the date the Registration Statement has been cleared by the SEC and State Securities Departments ("the Exercise Date") but in no event shall such exercise date occur at a date subsequent to the termination of this Warrant. In addition to such rights, in the case of any proposed registration or qualification of Common Stock or other securities of the Company under the Act, or similar Federal statute then in force, at any time within five (5) years from the effective date of the Company's public offering, the Company will give at least thirty
(30) days prior written notice of the filing thereof to (i) each holder of Warrants and (ii) each holder of underlying securities who shall have received the same upon the exercise of Warrants previously held by such holder. If, and to the extent requested by any such holder in writing within twenty (20) days after receipt of any such notice, the Company will use its best efforts, at its expense, to register all or any part of the Warrants and/or the securities issuable or issued upon the exercise of the Warrants referred to in the foregoing clause (i) and/or the securities referred to in the foregoing clause (ii) under such Act or statute, limited, in the case of a qualification under Regulation A, to the amount of any available exemption, concurrently with the registration or qualification of such other stock or securities, in a manner appropriate to permit the distribution of such Warrants and/or Common Stock by such holder upon the terms of offering supplied by such holder concurrently with the making of the aforesaid written request. In the event the underlying securities are to be registered, the Underwriter and/or the holders of the Warrants upon exercise thereof shall pay the exercise price to the transfer agent of record, which agent shall not release said funds to the issuer until such time as the underlying securities have been delivered to the Underwriter and/or holders thereof. The Underwriter and/or holders of the Warrants shall not be required to exercise such Warrants prior to the date the Registration Statement has been cleared by the SEC and State Securities Departments ("the Exercise Date") but in no event shall such exercise date occur at a date subsequent to the termination of this Warrant.

     10. The Company agrees to indemnify and hold harmless the holder of this Warrant, or of securities issuable or issued upon the exercise hereof, from and against any claims and liabilities caused by any untrue statement of a material fact, or omission to state a material fact required to be stated, in any such registration statement, prospectus, notification or offering circular under Regulation A, except insofar as such claims or liabilities are caused by any such untrue statement or omission based on information furnished in writing to the Company by such holder, or by any other such holder affiliated with the holder who seeks indemnification, as to which the holder hereof, by acceptance hereof, agrees to indemnify and hold harmless the Company.

     11. If this Warrant, or any of the securities issuable pursuant hereto, require qualification or registration with, or approval of, any governmental official or authority (other than registration under the Act, or any similar Federal statute at the time in force), before such shares may be issued on the exercise hereof, the Company, at its expense, will take all requisite action in connection with such qualification, and will use its best efforts to cause such securities and/or this Warrant to be duly registered or approved, as may be required.

     12. This Warrant is exchangeable, upon its surrender by the registered holder at such office or agency of the Company as may be designated by the Company, for new Warrants of like tenor, representing, in the aggregate, the right to subscribe for and purchase the number of units or Common Shares as the case may be that may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of units or Common Shares as the case may be as shall be designated by the registered holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or in the case of such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the registered holder a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of units or Common Shares as the case may be that may be subscribed for and purchased hereunder. Nothing herein is intended to authorize the transfer of this Warrant except as permitted under Paragraph 8.

     13. Every holder hereof, by accepting the same, agrees with any subsequent holder hereof and with the Company that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, conditions, limitations and provisions set forth in this Warrant, and further agrees that the Company and its transfer agent may deem and treat the registered holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     14. All notices required hereunder shall be given by first-class mail, postage prepaid; if given by the holder hereof, addressed to the Company at 230 North Division Spokane,
Washington 99201 or such other address as the Company may designate in writing to the holder hereof; and if given by the Company, addressed to the holder at the address of the holder shown on the books of the Company.

     15. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement satisfactory in form to the Underwriter, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

     16. The validity, construction and enforcement of this Warrant shall be governed by the laws of the State of New York and exclusive jurisdiction is hereby vested in the Courts of said State in the event of the institution of any legal action under this Warrant.

          IN WITNESS WHEREOF, EXHAUST TECHNOLOGIES, INC. has caused this Warrant to be signed by its duly authorized officers under its corporate seal, to be dated __________, 1999.


                              EXHAUST TECHNOLOGIES, INC.


                              By   _____________________________
                                   Authorized Officer
Attest:


____________________________
Secretary

(Corporate Seal)

                         PURCHASE FORM
                         To Be Executed
                    Upon Exercise of Warrant

     The undersigned hereby exercises the right to purchase ____________ Common Shares and/or ___________ Underwriter's Public Warrants, evidenced by the within Warrant, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full. The undersigned requests that certificates for such shares and warrants shall be issued in the name set forth below.

Dated: __________ , 19__

                              __________________________________
                              Signature

                              __________________________________
                              Print Name of Signatory


                              __________________________________
                              Name to whom certificates are to be
                              issued if different from above.

                              Address: _________________________
                              __________________________________
                              __________________________________

                              Social Security No. ______________
                              or other identifying number

     If said number of shares and warrants shall not be all the shares and warrants purchasable under the within Warrant, the undersigned requests that a new Warrant for the unexercised portion shall be registered in the name of:


                              (Please Print)

                              Address:__________________________
                              __________________________________
                              __________________________________

                              Social Security No. ______________
                              or other identifying number


                              __________________________________
                              Signature

                       FORM OF ASSIGNMENT

     FOR VALUE RECEIVED _____________________, hereby sells assigns and transfers to ____________________ Soc. Sec. No. [__________] the within Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ attorney to transfer such Warrant on the register of the within named Company, with full power of substitution.


                              __________________________________
                              Signature

Dated: __________, 19___


Signature Guaranteed:


_____________________________